Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  February 12, 2010

TC NDT HOLDINGS, L.L.C.

By:	Thayer Equity Investors IV, L.P.
Its:	Managing Member

By:	TC Equity Partners IV, L.L.C.
Its:	General Partner

By:	Thayer | Hidden Creek Partners, L.L.C.
Its:	Managing Member

By:	/s/ Lisa Withers
	Name:	Lisa Withers
	Title:	Treasurer and CFO

THAYER EQUITY INVESTORS IV, L.P.

By:	TC Equity Partners IV, L.L.C.
Its:	General Partner

By:	Thayer | Hidden Creek Partners, L.L.C.
Its:	Managing Member

By:	/s/ Lisa Withers
	Name:	Lisa Withers
	Title:	Treasurer and CFO

TC EQUITY PARTNERS IV, L.L.C.

By:	Thayer | Hidden Creek Partners, L.L.C.
Its:	Managing Member

By:	/s/ Lisa Withers
	Name:	Lisa Withers
	Title:	Treasurer and CFO

THAYER | HIDDEN CREEK PARTNERS, L.L.C.

By:	/s/ Lisa Withers
	Name:	Lisa Withers
	Title:	Treasurer and CFO